UMPQUA HOLDINGS CORPORATION 3rd Quarter 2016 Earnings Conference Call Presentation October 20, 2016

2 Forward-looking Statements and Notes This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward- looking statements and we undertake no obligation to update any such statements. In this presentation we make forward- looking statements about credit discount accretion related to loans acquired from Sterling Financial Corporation, loan and lease growth and loan sales, credit quality, asset sensitivity, and trends in the loan portfolio mix. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our inability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Q3 2016 Highlights 3 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.  Delivered solid financial performance:  Net interest income increased by $694,000, driven primarily by higher average interest-earning assets and one additional day in the quarter, partially offset by a decline in net interest margin and a lower level of interest income arising from accretion of the credit discount recorded on loans acquired from Sterling  Provision for loan and lease losses increased by $2.5 million, driven primarily by continued strong growth in the leasing and equipment finance portfolio and slightly higher net charge-offs  Non-interest income increased by $6.1 million, driven primarily by a $10.4 million increase in mortgage banking revenue. This was partially offset by $4.4 million in lower gains related to portfolio loan sales. Excluding the impact of non-operating items1, total non-interest income decreased by $1.6 million  Non-interest expense decreased by $7.3 million, driven primarily by a decline in merger-related expenses. Excluding the impact of non-operating items1, total noninterest expense decreased by $3.0 million, driven primarily by lower salaries and benefits expense  Strong balance sheet:  Loan and lease growth of $36.8 million, or 1% annualized. Lower net loan growth for the quarter was driven primarily by higher levels of refinance and early pay-offs, predominately within the non-owner occupied commercial real estate and multifamily loan portfolios. The Company also sold $103.5 million of longer-term fixed rate portfolio residential mortgage loans. Gross loan and lease growth (prior to the impact of sales) was $140.3 million, or 3% annualized  Record deposit growth of $660.3 million, or 14% annualized, reflecting initiatives across the organization to focus on core deposit gathering  Loan to deposit ratio decreased to 92% from 95%  Non-performing assets decreased to $62.3 million, or 0.25% of total assets, from $64.6 million, or 0.27% of total assets  Prudently managed capital:  Book value increased to $17.80 per share from $17.70 per share, and tangible book value1 increased to $9.51 from $9.41 per share  Estimated total risk-based capital ratio of 14.4% and estimated Tier 1 common to risk weighted assets ratio of 11.1%  Paid quarterly cash dividend of $0.16 per common share  Repurchased 325,000 shares of common stock for $5.0 million

Key Performance Ratios

		For the quarter ended				
		Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Profitability (operating basis)[1]	Return on average assets	1.13%	1.16%	1.10%	1.10%	1.19%
	Return on average tangible assets	1.22%	1.26%	1.19%	1.20%	1.29%
	Return on average common equity	7.08%	7.16%	6.63%	6.64%	7.13%
	Return on average tangible common equity	13.28%	13.51%	12.57%	12.70%	13.74%
	Efficiency ratio - consolidated	58.96%	59.78%	62.49%	63.00%	60.17%
	Net interest margin - consolidated	3.95%	4.07%	4.34%	4.39%	4.43%
Credit Quality	Non-performing loans and leases to loans and leases	0.31%	0.28%	0.31%	0.26%	0.25%
	Non-performing assets to total assets	0.25%	0.27%	0.30%	0.28%	0.28%
	Net charge-offs to average loans and leases (annualized)	0.24%	0.23%	0.12%	0.10%	0.13%
Capital	Tangible common equity to tangible assets [1]	9.14%	9.30%	9.26%	9.35%	9.36%
	Tier 1 common to risk-weighted asset ratio [2]	11.1%	11.0%	10.9%	11.4%	11.5%
	Total risk-based capital ratio [2]	14.4%	14.3%	14.2%	14.3%	14.5%

> [1] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

> [2] Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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UMPQUA BANK

Summary Income Statement 5 > Note: tables may not foot due to rounding. > (1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items. > (2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. ($ in millions except per share da ta ) Q3 2016 Q2 2016 Q3 2015 Net interest income before provision 209.9$ 209.2$ 219.2$ Provision for loan and lease losses 13.1 10.6 8.2 Net interest income after provision 196.8 198.6 211.1 Non-interest income 80.7 74.7 61.4 Non-interest expense 181.2 188.5 183.2 Income be fore provision for income taxes 96.3 84.8 89.2 Provision for income taxes 34.5 30.5 31.6 Ne t income 61.8 54.3 57.6 Dividends and undistributed earnings allocated to participating securities 0.0 0.0 0.1 Ne t earnings ava ilable to common shareholders 61.8$ 54.3$ 57.5$ Total non-operating adjustments, pre tax 13.0 24.9 18.6 Income tax effect (5.2) (10.0) (7.5) Opera ting earnings 69.6$ 69.2$ 68.7$ Earnings per diluted share: Earnings available to common shareholders $0.28 $0.25 $0.26 Operating earnings $0.32 $0.31 $0.31 Quarter ended

Net Interest Income and Margin 6 $219.2 $219.8 $217.7 $209.2 $209.9 4.43% 4.39% 4.34% 4.07% 3.95% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% $100 $120 $140 $160 $180 $200 $220 $240 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Net interest income Net interest margin > Net interest income increased by $694,000 from the prior quarter • Driven by higher average interest-earning assets and one additional day in the quarter • Net interest margin, excluding credit discount, declined by 9 bps, reflecting increase in cash, portfolio mix changes and the impact from a continued low interest rate environment, as well as higher premium amortization on mortgage-backed securities portfolio (in millions) Net interest margin, excluding interest income related to credit discount from Sterling deal and related to 310-30 covered loan PIFs 4.10% 4.09% 3.97% 3.86% 3.77%

Provision for Loan and Lease Losses 7 > Provision for loan and lease losses increased by $2.5 million from the prior quarter • Primarily driven by strong growth in the leasing & equipment finance portfolio, along with slightly higher net charge-offs $8.2 $4.5 $4.8 $10.6 $13.1 $0 $2 $4 $6 $8 $10 $12 $14 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Provision for loan and lease losses (in millions)

Non-interest Income 8 > Non-interest income increased by $6.1 million from the prior quarter • Driven primarily by higher mortgage banking revenue, partially offset by lower gains related to portfolio loan sales (in millions) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. > (2) Excludes change in fair value of MSR asset (included in residential mortgage banking revenue, net) and change in fair value of swap derivative (included in other income). > On an operating basis (1),(2), non-interest income decreased by $1.6 million from the prior quarter $61.4 $69.3 $46.0 $74.7 $80.7 $0 $25 $50 $75 $100 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 (1),(2) Non-interest Income (GAAP) $11.9 $12.5 $10.1 $12.7 $11.6 $5.2 $1.7 $2.4 $5.6 $1.3 $2.2 $1.8 $2.1 $2.2 $2.1 $34.1 $32.9 $36.1 $50.7 $55.0 $5.0 $4.1 $4.1 $4.6 $4.1 $15.6 $15.0 $14.5 $15.7 $15.8 $0 $20 $40 $60 $80 $100 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Other income Gain on loan sales BOLI income Residential mortgage banking revenue, net Brokerage fees Service charges Non-interest Income (Operating Basis) (in millions) $74.0 $68.1 $69.2 $91.5 $89.9

> For sale mortgage originations increased by 7% from the prior quarter, and gain on sale margin increased to 4.08% 9 $446 $352 $333 $366 $306 $844 $795 $764 $1,046 $1,119 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Closed mortgage volume Portfolio For Sale (in millions) Mortgage Banking 3.19% 3.19% 3.72% 4.02% 4.08% 0.02 0.025 0.03 0.035 0.04 0.045 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Gain on sale margin $1,290 $1,147 $1,097 $1,412 $1,424

$177.2 $182.2 $180.1 $180.4 $177.4 60.2% 63.0% 62.5% 59.8% 59.0% 55.0% 60.0% 65.0% 70.0% 75.0% $105.0 $125.0 $145.0 $165.0 $185.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Non-interest expense (operating basis) Efficiency ratio (operating basis) Non-interest Expense 10 > On an operating basis (1),(2), non-interest expense decreased by $3.0 million from the prior quarter, driven primarily by a decline in compensation and other expense (in millions) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. > (2) Excludes merger related expenses, goodwill impairment and exit or disposal costs. Non-interest Expense and Efficiency Ratio Non-interest Expense Bridge (operating basis) (1)(2) $180.4 $177.4 $(4.0) $(0.5) $183.2 $185.9 $184.0 $188.5 $181.2 65.0% 64.0% 69.5% 66.2% 62.1% 55.0% 60.0% 65.0% 70.0% 75.0% 80.0% $105.0 $125.0 $145.0 $165.0 $185.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Non-interest expense (GAAP) Efficiency ratio (GAAP) (in millions) > Non-interest expense decreased by $7.3 million from the prior quarter, reflecting by lower merger-related expenses (1),(2) (1),(2) $1.5

Selected Balance Sheet 11 ($ in millions) Q3 2016 Q2 2016 Q3 2015 Total assets 24,744.2$ 24,132.5$ 23,181.0$ Interest bearing cash and temporary investments 1,102.4 535.8 673.8 Investment securities available for sale, fair value 2,520.0 2,482.1 2,482.5 Loans and leases, gross 17,392.1 17,355.2 16,406.6 Allowance for loan and lease losses (133.7) (131.0) (130.1) Goodwill and other intangibles, net 1,826.4 1,828.3 1,837.0 Deposits 18,918.8 18,258.5 17,467.0 Securities sold under agreements to repurchase 309.5 360.2 323.7 Term debt 902.7 903.0 889.4 Total shareholders' equity 3,920.2 3,902.2 3,835.6 Ratios: Loan to deposit ratio 91.9% 95.1% 93.9% Book value per common share $17.80 $17.70 $17.42 Tangible book value per common share (1) $9.51 $9.41 $9.08 Tangible common equity to tangible assets (1) 9.14% 9.30% 9.36% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan Growth 12 Loans and Leases (Gross) $6.4 $6.5 $7.2 $7.7 $15.3 $16.9 $17.0 $17.4 $17.4 (in billions) 19% 15% 17% 2% 1% 8% 7% 5% 16% 6% 4% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of Sep 30, 2016 > Loan and lease growth (before sales) of $140.3 million, or 3%, annualized, from the prior quarter • Partially offset by $103.5 million of portfolio residential mortgage loans sold • Lower net loan growth for the quarter was driven primarily by higher levels of refinance and early pay-offs, predominately within the non-owner occupied commercial real estate and multifamily loan portfolios

31% 12% 36% 7% 14% Demand, non-interest bearing Demand, interest bearing Money market Savings Time Deposit Growth $9.4 $9.2 $9.4 $9.1 $16.9 $17.7 $18.2 $18.3 $18.9 (in billions) Total Deposits As of Sep 30, 2016 > Total deposits increased by $660.3 million, or 14% annualized, from the prior quarter • Strong growth reflecting initiatives across the organization to focus on core deposit gathering • Cost of interest bearing deposits increased 1 basis point to 0.28% 13

Credit Quality > All of the key credit quality ratios remained strong 0.79% 0.77% 0.77% 0.76% 0.77% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Allowance for loan and lease losses to loans and leases 0.28% 0.28% 0.30% 0.27% 0.25% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Non-performing assets to total assets 0.13% 0.10% 0.12% 0.23% 0.24% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Net charge-offs to average loans and leases (annualized) Ratio after grossing up for value of Sterling-related credit mark remaining at quarter end 1.6% 1.4% 1.5% 1.3% 1.3% 14

Prudent Capital Management 15 > All regulatory capital ratios remained in excess of well-capitalized and internal policy limits > Focused on prudently managing capital • Quarterly dividend of $0.16 per share, ~4.2% dividend yield • Total payout ratio of 58% of operating earnings Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based Q3 2016 Capital Ratios (1) Common TRUP LLR 9.1% 11.1% 11.1% 14.4% 9.14% > (1) Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. > Note: LLR = loan loss reserve, TRUP = trust preferred capital, Common = tangible common equity.

Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Operating Earnings 17

Non-GAAP Reconciliation – Operating Earnings 18

Non-GAAP Reconciliation – Tangible Book Value 19

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